Exhibit 10.2

THE EQUITY RESIDENTIAL GRANDFATHERED
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
AS AMENDED AND RESTATED
EFFECTIVE JANUARY 1, 2005

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Table of Contents

(continued)

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Table of Contents

(continued)

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ARTICLE 1

INTRODUCTION

1.1          Purpose of Plan

EQR initially adopted the Plan to provide a means by which certain employees could elect to defer receipt of portions of their Compensation and to provide opportunities for such individuals to save for retirement and for the education of their children.  As first amended and restated, the Plan also provided for the participation of non-employee trustees on the terms and conditions set forth herein.  The Plan was frozen as of December 31, 2004 and the Plan and all accounts under it are intended to be grandfathered in all respects from the effects of Code Section 409A.  A separate plan, the Equity Residential Supplemental Executive Retirement Plan was established with respect to deferrals which were not earned and vested as of December 31, 2004.  Amounts which were not earned and vested as of December 31, 2004 and the earnings on those deferrals have been transferred to the Equity Residential Supplemental Executive Retirement Plan.  This amendment and restatement shall apply to eligible employees and trustees from and after January 1, 2005.

1.2          Status of Plan

Except with respect to the participation of trustees, it is intended that the Plan be “a plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and that the Plan be interpreted and administered consistent with that intent.  The Plan is intended to be grandfathered under Code Section 409A and it is intended that the plan be interpreted consistent with that intent.

ARTICLE 2

DEFINITIONS

Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:

2.1          Account  means, for each Participant, the account established for his or her benefit under Section 5.1.

2.2          Change Form  means the document or documents prescribed by the Plan Administrator and pursuant to which a Participant may change elections made on an Enrollment Form.

2.3          Change of Control  means (i) the acquisition by any entity, person, or group of more than 50% of the outstanding Shares from the holders thereof; (ii) a merger or consolidation of EQR with one or more other entities as a result of which the ultimate holders of outstanding Shares immediately prior to such merger hold less than 50% of the shares of beneficial ownership of the surviving or resulting corporation; or (iii) a transfer of substantially all of the property of EQR other than to an entity of which EQR directly or indirectly owns at least 50% of the shares of beneficial ownership.

2.4          Code  means the Internal Revenue Code of 1986, as amended from time to time.  Reference to any section or subsection of the Code includes reference to any comparable or succeeding provisions of any legislation which amends, supplements or replaces such section or subsection.

2.5          Compensation  means cash compensation payable by an Employer (before deductions) for service performed for the Employer that currently would be includable in gross income and may consist of either the Participant’s (i) salary, (ii) commissions, and/or (iii) incentive pay.  In the case of an Eligible Trustee, “Compensation” means all cash remuneration otherwise payable to him or her for service as a member of the Board of Trustees, including but not limited to any retainer and committee or chair fees.

2.6          Credited Service  means the Participant’s Years of Credited Service as calculated for purposes of the Qualified Plan.

2.7          Educational Account  means an account established by a Participant pursuant to Section 5.2, for the use described therein.

2.8          Elective Deferral  means the portion of Compensation which is deferred by a Participant under Section 4.1.

2.9          Eligible Employee  means, on any Entry Date, those employees of an Employer whose anticipated total annualized Compensation is not less than $80,000.

2.10        Eligible Trustee  means, on any Entry Date, a member of tote Board of Trustees of EQR who is not an employee of EQR.

2.11        Employer  means Equity Residential, Equity Residential Properties Management Limited Partnership, Equity Residential Properties Management Limited Partnership II, Equity

Residential Properties Management Corp. and each other entity that is affiliated with EQR and that adopts the Plan with the consent of EQR.

2.12        Enrollment Form  means the document or documents prescribed by the Plan Administrator and pursuant to which a Participant may make elections to defer Compensation and/or defer income with respect to Shares, Restricted Shares, Share Options or Share Appreciation Rights, and related elections, hereunder.

2.13        Entry Date  means (i) the January 1 of each Plan Year, and (ii) in the case of an individual described in Section 4.1(b)(iii), the date as of which his or her Enrollment Form is effective as described therein.  Effective January 1, 2005 no additional Eligible Employees are permitted to participate in the Plan.

2.14        EQR  means Equity Residential, and any successor thereto.

2.15        ERISA  means the Employee Retirement Income Security Act of 1974, as amended from time to time.  Reference to any section or subsection of ERISA includes reference to any comparable or succeeding provisions of any legislation that amends, supplements or replaces such section or subsection.

2.16        Extended Company  means an Employer and any other entity so designated by the Plan Administrator, but only if such other entity maintains a non-qualified deferred compensation arrangement that provides that if an employee terminates his or her employment with the entity and immediately accepts a position with EQR, his or her employment is not treated as having terminated for purposes of distributions under such arrangement.  The Plan

Administrator may change the entities designated as Extended Companies from time to time as it deems appropriate.

2.17        Funding Trust  means the grantor trust established by EQR to hold assets contributed under the Plan.

2.18        Funding Trustee  means the trustee or trustees under the Funding Trust.

2.19        Insolvent  means either (i) the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

2.20        Normal Retirement Age  means age sixty-five (65).

2.21        Matching Deferral  means a contribution by an Employer for the benefit of a Participant who is an Eligible Employee, as described in Section 4.3.

2.22        Participant  means any individual who participates in the Plan in accordance with Article 3.

2.23        Plan  means The Equity Residential Supplemental Executive Retirement Plan as amended and restated herein, and as further amended from time to time.

2.24        Plan Administrator  means the Senior Vice President, Human Resources, or such other person, persons or entity designated by EQR to administer the Plan and to serve as the agent for the settlor of the Funding Trust as contemplated by the agreement establishing the Funding Trust.  If no such person or entity is so serving at any time, EQR shall be the Plan Administrator.

2.25        Plan Year  means the 12-month period ending on December 31.

2.26        Qualified Plan  means the Equity Residential ADVANTAGE Retirement Savings Plan.

2.27        Restricted Share  means a Share that is subject to a substantial risk of forfeiture for purposes of Section 83 of the Code.

2.28        Share  means a share of beneficial interest, par value $.01 per share, of EQR.

2.29        Share Appreciation Right  means a right to share in the appreciation of Shares granted by EQR.

2.30        Share Option  means an option to purchase Shares granted by EQR.

2.31        Share Deferral  means the portion of a Share, Share Option or Share Appreciation Right deferred by a Participant under Section 4.2.

2.32        Total and Permanent Disability  means a physical or mental condition that entitles a Participant to benefits under the Employer-sponsored long-term disability plan in which he or she participates.

2.33        Unforeseeable Emergency  means an immediate and heavy financial need resulting from any of the following:

(a)         Expenses which are not covered by insurance and which the Participant or his or her spouse or dependent has incurred as a result of, or is required to incur in order to receive, medical care;

(b)         The need to prevent eviction of a Participant from his or her principal residence or foreclosure on the mortgage of the Participant’s principal residence; or

(c)         Any other circumstance that is determined by the Plan Administrator in its sole discretion to constitute an unforeseeable emergency that (i) is not covered by insurance and (ii) cannot reasonably be relieved by the liquidation of the Participant’s assets.

2.34        Unrestricted Share  means a Share that is subject to Section 83 of the Code and is not subject to a substantial risk of forfeiture.

ARTICLE 3

PARTICIPATION

3.1          Satisfaction of Eligibility Requirements

Prior to each Entry Date, the Plan Administrator shall determine in its discretion the identity of those Eligible Employees and Eligible Trustees, including any retired officers or trustees, who may commence or continue their participation in the Plan as of such Entry Date.  The Plan Administrator will notify Eligible Employees and Eligible Trustees of their eligibility to participate in the Plan and provide them with an Enrollment Form.  If the Plan Administrator determines that a Participant currently making Elective Deferrals, Share Deferrals or Matching Deferrals is not eligible to participate in the Plan as of an upcoming Entry Date because he or she no longer satisfies the eligibility requirements described in Section 2.9 or 2.10 (as applicable), the Participant will be subject to a suspension of participation as described in Section 3.4 below.

Notwithstanding any provision in this Plan to the contrary, effective January 1, 2005 no additional Eligible Employees are permitted to participate in the Plan and no Participants may make any deferrals in 2005 or later calendar years under the Plan.

3.2          Commencement of Participation

An Eligible Employee or Eligible Trustee shall become a Participant in the Plan on the first date as of which an Elective Deferral, Share Deferral, or Matching Deferral is credited to his or her Account.

3.3          Continued Participation

A Participant in the Plan shall continue to be a Participant so long as any amount remains credited to his or her Account.

3.4          Suspension of Participation

If, pursuant to Section 3.1, the Plan Administrator determines that an active Participant no longer satisfies the eligibility requirements of Section 2.9 or 2.10 (as applicable), the Plan Administrator shall notify the Participant, and the Participant’s Elective Deferrals, Share Deferrals and Matching Deferrals shall be suspended until the next following Entry Date as of which the Participant again satisfies Section 2.9 or 2.10 (as applicable).  If the Plan Administrator, pursuant to Section 3.1, determines that the Participant again satisfies the eligibility requirements of Section 2.9 or 2.10 (as applicable), the Plan Administrator shall notify the Participant, and the Participant shall be permitted to resume active participation in the Plan as of the next following Entry Date in accordance with Article 4.  Upon such resumption, EQR may make Matching Deferrals for such Participant to make up for any Matching Deferrals not made while his or her participation was suspended.

ARTICLE 4

ELECTIVE AND MATCHING DEFERRALS

4.1          Elective Deferrals

(a)        An individual who is an Eligible Employee or Eligible Trustee may elect to defer receipt of a whole percentage or whole dollar amount of up to 25% (or 100% in the case of an Eligible Trustee) of the Compensation (exclusive of any bonus) otherwise payable to him or her, on and after a subsequent Entry Date for the applicable Plan Year.  In addition, subject to the provisions of subsection (b)(iii) below, an Eligible Employee may elect to defer up to 100% of any incentive pay Compensation payable during a Plan Year.  For purposes of the foregoing, the Elective Deferral of each Eligible Employee will equal the greater of (i) the elected percentage of his or her Compensation or elected dollar amount, as the case may be; or (ii) the entire amount of his or her Compensation remaining after (A) all contributions that the Eligible Employee has elected to make under all other retirement and welfare benefit plans maintained by his or her Employer have been deducted from his or her Compensation, and (B) deductions from Compensation required by law, including Social Security and Medicare taxes.  An Eligible Employee or Eligible Trustee who desires to elect such a deferral shall complete and file an Enrollment Form with the Plan Administrator.

(b)        Each Enrollment Form shall be effective as described in clauses (i), (ii), (iii) and (iv) below.

(i)                                   An Enrollment Form with respect to salary and commissions paid from and after the Entry Date in any Plan Year shall be filed on or before a deadline established by the Plan Administrator for the applicable Plan Year, but in no event later than the December 31 that precedes the first day of such Plan Year.

(ii)                                Notwithstanding clause (i) in the case of an individual who first becomes an Eligible Employee or Eligible Trustee following the commencement of the Plan Year, the enrollment form will be effective with respect to salary and commissions received after the date the Enrollment Form is filed, if it is filed within 30 days after the date the individual becomes an Eligible Employee or Eligible Trustee.

(iii)                             An Enrollment Form with respect to incentive pay shall be filed on or before October 1 of the Plan Year preceding the Plan Year in which the incentive pay is otherwise payable; provided that, in the case of an individual who first becomes an Eligible Employee after October 1 of any Plan Year, the Enrollment Form will be effective if it is filed no later than 30 days after he or she becomes an Eligible Employee and before the start of the Plan Year in which the incentive pay is otherwise payable.

(c)        Each Enrollment Form shall be effective for all Compensation to be paid to the Participant filing such Enrollment Form from and after the Entry Date to which such

Enrollment Form applies.  An election to defer salary or commissions also shall apply from and after subsequent Entry Dates unless changed as provided herein, or until such time (if any) that the Participant is suspended from the Plan, as provided under Section 3.4 or Section 7.6.

(d)        Notwithstanding any provision in this plan to the contrary, no Elective Deferrals shall be made under this plan after December 31, 2004.  All Elective Deferrals made after December 31, 2004 shall be made under the Equity Residential Supplement Executive Retirement Plan.

4.2          Share Deferrals

(a)        An individual who is an Eligible Employee and who has received (or is to receive) a Restricted Share, Share Option or Share Appreciation Right or is to receive an Unrestricted Share may elect to defer (i) with respect to a Restricted Share, the Ownership of the Share when it is an Unrestricted Share; (ii) with respect to an Unrestricted Share, the Ownership of the Unrestricted Share; or (iii) with respect to a Share Option or Share Appreciation Right, the ownership of the Shares or other proceeds of an exercise thereof.  An Eligible Employee who desires to elect a Share Deferral shall complete and file an Enrollment Form with the Plan Administrator.  Any dividends on such shares paid to any Participant, other than any former employee of the Employer who, as of January 1, 2005, had made an election under the terms of the Plan in effect prior to January 1, 2005 (a “Grandfathered Former Employee”), shall be credited to such Participant’s Account when received by the Funding Trustee.  Any dividends payable on such shares to a Grandfathered Former Employee shall be distributed in accordance with such Grandfathered Former Employee’s election.

(b)        An election pursuant to paragraph (a) must be made (i) with respect to a Restricted Share, at least twelve months before the date it would become and Unrestricted Share; or (ii) with respect to a Share Option or Share Appreciation Right, at least 12 months prior to the date the Share Option or Share Appreciation Right is exercised, or at such time as the Plan Administrator may specify.

(c)        Notwithstanding the foregoing provisions of this Section 4.2, the Funding Trustee shall not be required to hold on behalf of a Participant any Unrestricted Share, Restricted Share, Share Option or Share Appreciation Right deferred by the Participant in accordance with paragraph (a) above.  Instead, the Funding Trustee shall credit to the Participant’s Account an amount equal to (i) in the case of an Unrestricted Share or Restricted Share, the fair market value thereof on the date that the Share would otherwise be received by the Participant; and (ii) in the case of a Share Option or Share Appreciation Right, the excess of the fair market value of the underlying Shares over the exercise or base price thereof on the date of exercise.  The Participant may request, in accordance with Section 5.3, that the amounts credited to his or her Account following a Share Deferral be invested in shares, provided that the Funding Trustee shall have no obligation to comply with such request.

(d)        Notwithstanding any revision in this Plan to the contrary, no Share Deferrals shall be made after December 31, 2004 and any Share Deferrals which have been elected on or prior to December 31, 2004 but not yet made because the Share remained a Restricted Share on December 31, 2004 shall be made under the Equity Residential Supplemental Executive Retirement Plan and all of the rights of the Participant and the Company with respect to such deferral shall be transferred to such Plan.

4.3          Matching Deferrals

(a)        Not later than the latest date permitted by Section 404 of the Code for matching contributions under the Qualified Plan with respect to each Plan Year thereunder (or such later date that the need for a Matching Deferral is determined), the Employer shall contribute a Matching Deferral to the Account of each Participant who is an Eligible Employee, if required by the next sentence.  The Matching Deferral for each Eligible Employee for the Plan Year shall equal the excess of (i) the amount, if any, by which the Eligible Employee’s matching contributions under the Qualified Plan were reduced because of the operation of Section 401(m) of the Code, or because the amount of his or her elective contributions to the Qualified Plan were reduced by operation of or to comply with Section 401(k)(3) of the Code (but considering all other conditions, restrictions and provisions of the Code or the Qualified Plan); over (ii) any amount paid to the Eligible Employee with respect to such Plan Year by the Qualified Plan or the Employer to compensate or otherwise make up for such reduction.

(b)        Notwithstanding paragraph (a) above, a Matching Deferral will be made for an Eligible Employee for a Plan Year only if the Eligible Employee would have been eligible to receive allocation of a matching contribution made under the Qualified Plan for such Plan Year.

(c)        Notwithstanding any provision in this Plan to the contrary, all Matching Deferrals which are not earned and vested as of December 31, 2004 shall be made under, and be a part of , the Equity Residential Supplemental Executive Retirement Plan.

4.4          Enrollment Forms

All Enrollment Forms filed pursuant to Article 4 shall be irrevocable (i) with respect to Elective Deferrals under Section 4.1, except as provided therein; and (ii) for Share Deferrals under Section 4.2, with respect to the Unrestricted Share, Restricted Share, Share Option or Share Appreciation Right subject thereto.  Notwithstanding the foregoing, if a Participant incurs an Unforeseeable Emergency, he or she may file a Change Form to revoke his or her Enrollment Form (but only to the extent reasonably needed to relieve the Unforeseeable Emergency).  Any Change Form that revokes an Enrollment Form shall be effective as described in the first sentence of this Section 4.4.

ARTICLE 5

ACCOUNTS

5.1          Accounts

The Plan Administrator shall establish an Account for each Participant reflecting Elective Deferrals, Share Deferrals and Matching Deferrals (if applicable) made for the Participant’s benefit together with any adjustments for income, gain or loss and any payments from the Account.  Elective Deferrals, Share Deferrals and Matching Deferrals will be credited to the Account of each applicable Participant as of the later of the date they are received by the Funding Trustee or the date the Funding Trustee receives from the Plan Administrator such instructions as the Funding Trustee may reasonably require to allocate the amount received among the investments maintained by the Funding Trustee.  A Participant’s Account shall also include any Educational Account established pursuant to Section 5.2.  As soon as practicable following the last business day of each calendar quarter, the Plan Administrator (or its designee)

shall provide the Participant with a statement of such Participant’s Account reflecting the income, gains and losses (realized and unrealized), amounts of deferrals and distributions with respect to such Account since the prior statement.  The Accounts under this Plan shall reflect only amounts earned and vested as of December 31, 2004.  Amounts not earned and vested as of December 31, 2004 shall be a part of the Equity Residential Supplemental Executive Retirement Plan.

5.2          Educational Account

(a)        An Eligible Employee or an Eligible Trustee may transfer any vested portion of his or her Plan Account into an Educational Account in accordance with this Section 5.2.

(b)        An Educational Account may be established for any adopted or natural-born child of an Eligible Employee in order to finance such child’s post-secondary undergraduate or graduate level education.  An Eligible Employee wishing to establish an Educational Account shall so notify the Plan Administrator in writing, on a form prescribed by the Plan Administrator for that purpose, no later than: (i) with respect to an Educational Account established to finance a child’s undergraduate education, the beginning of the child’s last full academic year of high school (or comparable) education, or (ii) with respect to an Educational Account established to finance a child’s graduate education, the beginning of the child’s last full academic year of undergraduate education.

(c)        All or part of the balance of an Eligible Employee’s Educational Account, adjusted for earnings, gains and losses, may be withdrawn by the Eligible Employee on a quarterly basis to pay expenses related to tuition, books, lodging and meals in connection with the post-secondary undergraduate or graduate-level education (as applicable) of the child with respect to whom the Account was established, to the extent incurred at an accredited institution of higher learning; provided, however, that lodging expenses incurred as a result of the child’s residence in a home owned directly or indirectly by the Eligible Employee shall not be reimbursed.  Distribution of the balance of an Educational Account shall be governed by Section 7.5.

(d)        Notwithstanding any other provision of this Plan to the contrary, no amount may be transferred or deposited into an Educational Account on or after January 1, 2005.

5.3          Investments

(a)        The assets of the Funding Trust shall be invested in such investments, including Shares, as the Funding Trustee shall determine.  The Funding Trustee may (but is not required to) consider the Employer’s or a Participant’s investment preferences when investing the assets attributable to a Participant’s Account.

(b)        EQR may, at its discretion, provide the Funding Trustee with the opportunity to purchase Shares at a discounted price on behalf of one (1) or more Eligible Employees and/or Eligible Trustees, subject to conditions established by EQR (which may include the condition that any such Eligible Employee has surrendered other similar opportunities to purchase Shares).  If the Employer provides such opportunity, it will either sell such common Shares directly to the Funding Trustee or make cash contributions as necessary to permit the Funding Trustee to buy such Shares on the open market or from other sources.  The Plan Administrator may impose restrictions on the purchase of Shares in accordance with the Securities Act of 1933, the Securities Exchange Act of 1934 or any other applicable law.

(c)        Subject to paragraph (a) above, a Participant may request that the Funding Trustee hold the following types of investments in such Participant’s Account:

(i)                                   Mutual funds (load or no-load)

(ii)                                Securities traded on the NASDAQ national market or a national securities exchange; provided, however, that this provision shall only apply to securities acquired prior to January 1, 2003.

(d)        Expense charges for transactions performed for each Participant’s Account shall be paid from each respective Account and will be listed on the quarterly statement for such Account.  Other Plan charges and administrative expenses will be paid by the Employer.

ARTICLE 6

VESTING

6.1            General

(a)        A Participant shall at all times have a fully vested and nonforfeitable right to all Elective Deferrals credited to his or her Account, adjusted for income, gain and loss attributable thereto.

(b)        Subject to earlier vesting as provided in Sections 6.2, 6.3 and 6.4, a Participant shall become vested in the portion of his or her Account derived from a Share Deferral credited to his or her Account attributable to a Restricted Share, adjusted for income, gain and loss attributable thereto, at the same time that such Restricted Share would have become a Share that was not a Restricted Share.

A Participant shall at all times have a fully vested and nonforfeitable right to all Share Deferrals credited to his or her Account and attributable to Unrestricted Shares, Share Options or Share Appreciation Rights.

(c)        Subject to earlier vesting as provided in Sections 6.2, 6.3 and 6.4, a Participant shall become vested in the portion of his or her Account attributable to Matching Deferrals credited to his or her Account, adjusted for income, gain and loss attributable thereto, based on his or her years of Credited Service in accordance with the following schedule:

Years of Credited Service	Vested Percentage
Less than 2	0%
2	25%
3	50%
4	75%
5 or more	100%

6.2          Change of Control

A Participant who is then in the employ of an Employer shall become fully vested in his or her Account immediately prior to a Change of Control.

6.3          Death or Disability

A Participant shall become fully vested in his or her Account immediately prior to termination of the Participant’s employment by reason of the Participant’s death or Total and Permanent Disability.

6.4          Insolvency

A Participant who is then in the employ of an Employer shall become fully vested in his or her Account immediately prior to his or her Employer’s becoming Insolvent, in which case the Participant will have the same rights as a general unsecured creditor of the Employer with respect to his or her Account balance.

6.5          Normal Retirement Age

A Participant shall become fully vested in his or her Account immediately prior to a termination of the Participant’s employment on or after the Participant attains his or her Normal Retirement Age.

ARTICLE 7

PAYMENTS

7.1          Election as to Time and Form of Payment

(a)        Subject to the limitations of this Article 7, a Participant may specify a distribution date following the termination of a Participant’s employment and service as a member of EQR’s Board of Trustees applicable to his or her Elective Deferrals, vested Share Deferrals and vested Matching Deferrals in accordance with the following:

(i)                                   A Participant may specify (on the Enrollment Form) the date or age at which all Elective Deferrals, vested Share Deferrals and vested Matching Deferrals described in the last sentence of this subparagraph (i), adjusted for earnings, gains and losses attributable thereto, will be paid or commence to be paid to the

Participant.  Such specified date must result in deferral over a period of at least one complete Plan Year and shall apply to all Elective Deferrals, vested Share Deferrals and vested Matching Deferrals for (A) the Plan Year for which the Enrollment Form is filed; (B) any prior Plan Year, in the case of a Matching Deferral for which no Enrollment Form was filed; and (C) any subsequent Plan Year the last day of which is at least one full Plan Year before the Participant’s elected distribution date.

(ii)                                On the Enrollment Form filed for the first Plan Year with respect to which a distribution date election under subparagraph (i) would not be applicable (and for the first Plan Year with respect to which an election under this subparagraph would not be applicable pursuant to the last sentence of this subparagraph), a Participant may specify the date on which distribution of the Participant’s Elective Deferrals, vested Share Deferrals and vested Matching Deferrals described in the last sentence of this subparagraph (ii), as adjusted for earnings, gains and losses, will be paid or commenced to be paid to the Participant.  Such specified date must result in deferral over a period of at least one complete Plan Year and shall apply to all Elective Deferrals, vested Share Deferrals and vested Matching Deferrals (as adjusted) for the Plan Year for which the Enrollment form is filed, and for any subsequent Plan Year the last day of which is at least one full Plan Year before the Participant’s specified distribution date.

(b)        If approved by the Plan Administrator, a Participant may change a date elected for distribution pursuant to paragraph (a); provided that (i) the change is filed with the Plan Administrator no later than the December 31 that is at least one Plan Year before the Plan Year in which the previously elected date occurs; and (ii) the new date for distribution occurs no earlier than the second Plan Year after the Plan Year in which the previous change occurs.

(c)        The Participant’s election under this Section 7.1 may provide for payments to be made in the form of either:

(i)                                   A single lump-sum payment; or

(ii)                                Annual installments over a period elected by the Participant of up to ten (10) years, the amount of each installment to equal the then balance of the Account divided by the number of installments remaining to be paid.  The Participant may separately designate the date or age of the initial payment and the date or age that the remaining payments are to begin; provided, however, that all distributions must be completed within ten (10) years of the Participant’s termination of employment and service as a member of EQR’s Board of Trustees.

A Participant who has made no election under this paragraph (c) or a Participant who has made such an election and wishes to change the election, may make an election under this paragraph;

provided that no election that is made other than on the Enrollment Form to which an Elective Deferral, a Share Deferral or a Matching Deferral is subject shall be effective until at least one full Plan Year following the date the election is filed with the Plan Administrator.  Any such change shall also apply to all previous Enrollment Forms and Change Forms filed by the Participant to the extent that the change satisfies the preceding sentence in connection with such Forms.

(d)        Except as provided in Sections 7.2, 7.3, 7.4, 7.5 and 7.6, payments from a Participant’s Account shall be made in accordance with the Participant’s elections under this Section 7.1.  If no election is made by a Participant, or an election is invalid, distribution shall be made in a single lump sum upon the termination of the Participant’s employment.

(e)        Payments from a Participant’s Account shall be in cash or in kind (comprising assets of the Funding Trust), as determined by the Funding Trustee.  The Funding Trustee may (but is not required to) consider the Employer’s or a Participant’s preferences when determining the form in which payment is made from the Participant’s Account.

7.2          Termination of Service

Upon termination of a Participant’s service as a member of EQR’s Board of Trustees, or termination of a Participant’s employment with all Employers and Extended Companies, as the case may be, for any reason other than death, the vested portion of the Participant’s Account shall be paid to the Participant according to the Participant’s distribution election, unless the Plan Administrator elects, in its sole discretion, to pay out a Participant’s Account balance in a single lump sum as soon as practicable following the date of termination.  An Employer shall have the right to offset against any payments made to a Participant under this Section 7.2 an amount as is necessary to reimburse the Employer for liabilities or obligations of the Participant to the Employer, including for amounts misappropriated by the Participant.

7.3          Death

(a)        If a Participant dies prior to the complete distribution of his or her Account, the vested portion of the Participant’s Account shall be paid to the Participant’s designated beneficiary or beneficiaries, according to the Participant’s distribution election, unless the Plan Administrator elects, in its sole discretion, to pay out a Participant’s Account balance in a single lump sum as soon as practicable following the date of termination.

(b)        A Participant may designate a beneficiary by so noticing the Plan Administrator in writing, at any time before Participant’s death, on a form prescribed by the Plan Administrator for that purpose.  A Participant may revoke any beneficiary designation or designate a new beneficiary at any time without the consent of a beneficiary or any other person.  If no beneficiary is designated or no designated beneficiary survives the Participant, payment shall be made to the Participant’s surviving spouse, or, if none, to the Participant’s issue per stirpes, in a single payment.  If no spouse or issue survives the Participant, payment shall be made in a single lump sum to the Participant’s estate.

7.4          Withdrawal Due to Unforeseeable Emergency

If a Participant experiences an Unforeseeable Emergency, the Plan Administrator, in its sole discretion, may pay to the Participant only that portion, if any, of the vested portion of such Participant’s Account which the Plan Administrator determines is necessary to satisfy the emergency need, including any amounts necessary to pay any federal, state or local income taxes reasonably anticipated to result from the distribution.  A Participant requesting an emergency payment shall apply for the payment in writing using a form prescribed by the Plan Administrator for that purpose and shall provide such additional information as the Plan Administrator may require.  A Participant receiving a withdrawal under this Section 7.4 shall be suspended from making Elective Deferrals under the Plan for the balance of the Plan Year of the withdrawal and for the next following Plan Year.

7.5            Withdrawal Due to Educational Expense

(a)        All or part of the balance of an Educational Account established under Section 5.2 shall be distributed on a quarterly basis at the Participant’s request as the expenses described in Section 5.2 are incurred by or for the child with respect to whom the Educational Account was established.  The Participant’s request shall be in writing, delivered to the Plan Administrator, on a form prescribed for that purpose by the Plan Administrator.  The Plan Administrator may require such documentation as it deems necessary to substantiate such expenses.

(b)        Notwithstanding the foregoing, 90% of the balance of an Educational Account shall be transferred back to the Account of the Participant and the balance of the Educational Account shall be forfeited as of the earlier of: (i) the date as of which the child ceases full-time pursuit of post-secondary undergraduate or graduate-level education (as applicable) for a period of more than 12 consecutive months; or (ii) with respect to (A) an Educational Account established to finance the undergraduate education of a Participant’s child, the child’s 23rd birthday, or (B) an Educational Account established to fund the graduate education of a Participant’s child, the child’s 28th birthday.

(c)        Notwithstanding the foregoing, 100% of the balance of an Educational Account shall be transferred back to the Participant’s Account if the child with respect to whom the Educational Account is established dies before reaching: (i) age 23 with respect to an Educational Account established to finance the child’s undergraduate education, or (ii) age 28 with respect to an Educational Account established to finance the child’s post-graduate education.

7.6          Other Withdrawals

Upon the request of a Participant, the Plan Administrator, in its sole discretion, may pay to the Participant any amount up to the vested portion of the Participant’s Account.  A Participant requesting a withdrawal under this Section 7.6 shall apply for the payment in writing on a form prescribed by the Plan Administrator for that purpose, and shall provide such additional information as the Plan Administrator may require.  The Plan Administrator will pay 90% of the withdrawn amount to the Participant and the remaining 10% will be forfeited.  A Participant receiving a withdrawal under this Section 7.6 shall be suspended from making Elective Deferrals and Share Deferrals under the Plan until the next Entry Date that is at least twelve (12) months following his or her receipt of such withdrawal.  Notwithstanding the foregoing, and only in connection with a one-time request during employment, no forfeiture amount shall be applied with respect to a Participant distribution pursuant to this Section 7.6, and no suspension of participation shall be required, if (a) the distribution commences on or after the Participant attains age fifty (50) and (b) the distribution election is made at least one complete Plan Year prior to the distribution date.

7.7          Forfeiture of Non-Vested Amounts

(a)        To the extent that any amounts credited to a Participant’s Account are not vested at the time such amounts are otherwise payable under Sections 7.1 and 7.2, they shall be forfeited.  Such forfeited amounts, as well as forfeitures pursuant to Sections 7.5 and 7.6, shall be used to satisfy the Employer’s obligation to make contributions to the Funding Trust under the Plan.

(b)        If (i) the Plan pays to any terminated Participant who is not 100% vested in his or her Account, the vested portion of his or her Account prior to the time such Participant   has incurred five (5) consecutive Breaks in Service for purposes of the Qualified Plan and (ii) such Participant resumes employment as an Eligible Employee after receipt of such distribution and before incurring five (5) consecutive Breaks in Service, the provisions of this Section 7.7(b) shall apply.  Upon such reemployment, the forfeited portion of the Participant’s Account shall be restored to his or her credit and an additional Employer contribution in that amount shall be made for that purpose.  The restored portion of the Eligible Employee’s Account shall remain subject to the terms of the Plan and shall be subject to the vesting provisions of Article 6, but shall include the Credited Service prior to and following the Eligible Employee’s Breaks in Service.

7.8          Taxes

Income taxes and other taxes payable with respect to an Account shall be deducted from such Account.  All federal, state or local taxes that the Plan Administrator determines are required to be withheld from any payments made pursuant to this Article 7 shall be withheld.

ARTICLE 8

PLAN ADMINISTRATOR

8.1          Plan Administration and Interpretation

The Plan Administrator shall oversee the administration of the Plan.  Notwithstanding any other provision of the Plan to the contrary, the Plan Administrator shall have complete control and authority to determine the rights and benefits and all claims, demands and actions arising out of the provisions of the Plan of any Participant, beneficiary, deceased Participant, or other person having or claiming to have any interest under the Plan.  The Plan Administrator shall have complete discretion to interpret the Plan and to decide all matters under the Plan.  Such interpretation and decision shall be final, conclusive and binding on all Participants and any person claiming under or through any Participant, in the absence of clear and convincing evidence that the Plan Administrator acted arbitrarily and capriciously.  Any individual(s) serving as Plan Administrator who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Plan Administrator shall be entitled to rely on information furnished by a Participant, a beneficiary, the Employer or the Funding Trustee.  The Plan Administrator shall have the responsibility for complying with any reporting and disclosure requirements of ERISA.

8.2          Powers, Duties, Procedures, Etc.

The Plan Administrator shall have such powers and duties, may adopt such rules and tables, may act in accordance with such procedures, may appoint such officers or agents, may delegate such powers and duties, may receive such reimbursements and compensation, may determine fees to be paid by Participants in connection with Plan administration, and shall follow such claims and appeal procedures with respect to the Plan as the Plan Administrator may establish.

8.3          Information

To enable the Plan Administrator to perform its functions, the Employer shall supply full and timely information to the Plan Administrator on all matters relating to the compensation of Participants, their employment, retirement, death, termination of employment, and such other pertinent facts as the Plan Administrator may require.

8.4          Indemnification of Plan Administrator

EQR agrees to indemnify and to defend to the fullest extent permitted by law any officer(s) or employee(s) who serve as Plan Administrator (including any such individual who formerly served as Plan Administrator) against all liabilities, damages, costs and expenses  (including reasonable attorneys’ fees and amounts paid in settlement of any claims approved by EQR in writing in advance) occasioned by any act or omission to act in connection with the Plan, if such act or omission is in good faith.

ARTICLE 9

CLAIMS PROCEDURES

A Participant, beneficiary or an authorized representative (a “claimant”) shall make all claims for benefits under the Plan in writing addressed to the Administrator at the address of the Company.  Each claim shall be reviewed by the Administrator within a reasonable time after it is submitted, but in no event longer than ninety (90) days after it is received by the Administrator.  If a claim is wholly or partially denied, the claimant shall be sent written notice of such fact.  If a decision on a claim cannot be rendered by the Administrator within the ninety (90) day period, the Administrator may extend the period in which to render the decision up to one hundred eighty (180) days after receipt of the written claim.  The denial notice, which shall be written in a manner calculated to be understood by the claimant, shall contain (a) the specific reason(s) for the adverse determination, (b) reference to the specific Plan provisions on which the adverse determination is based, (c) a description of any additional material information necessary for the claim to be granted and an explanation of why such information is necessary, and (d) a description of the Plan’s claim review procedures, the time limits under the procedures and a statement regarding the claimant’s right to bring a civil action under Section 502(a) of the Employee Retirement Income Security Act of 1974 (“ERISA”) following an adverse benefit determination on appeal.

Within sixty (60) days after receipt by the claimant of written notice of the denial, the claimant or his duly authorized representative may appeal such denial by filing a written application for review with the Administrator at the address of the Company.  Each such application shall state the grounds upon which the claimant seeks to have the claim reviewed.  The claimant or his representative may request access to all pertinent documents relative to the claim for the purpose of preparing the application.  The Administrator will then review the decision and notify the claimant in writing of the result within sixty (60) days of receipt of the application for review.  The sixty (60) day period may be extended if specific circumstances require an extension of time for processing, in which case the decision shall be rendered as soon as possible, but no later than one hundred twenty (120) days after receipt of the application for review.  The appeal denial notice, which shall be written in a manner calculated to be understood by the claimant, shall contain (a) the specific reason or reasons for the adverse determination, (b)

reference to the specific Plan provisions on which the adverse determination is based, (c) a statement that the claimant is entitled to receive, upon written request and free of charge, access to and copies of all documents, records and other information relevant to the benefit claim, and (d) a statement regarding the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

ARTICLE 10

AMENDMENT AND TERMINATION

10.1        Amendment

EQR shall have the right to amend the Plan from time to time, subject to Section 10.3, by an instrument in writing which has been executed on its behalf by a duly authorized officer.  Notwithstanding the foregoing, no amendment shall cause the Plan to be subject to Code Section 409A.

10.2        Termination of Plan

The Plan is strictly a voluntary undertaking on the part of the Employers and shall not be deemed to constitute a contract between an Employer and any Eligible Employee (or any other employee) or any Eligible Trustee, a consideration for, or an inducement or condition of employment for, the performance of the services by any Eligible Employee (or other employee) or any Eligible Trustee.  EQR reserves the right to terminate the Plan at any time, subject to Section 10.3, by an instrument in writing which has been executed on its behalf by a duly authorized officer.  Upon termination, EQR may (a) elect to continue to maintain the Funding Trust to pay benefits hereunder as they become due as if the Plan had not terminated or (b) direct the Funding Trustee to pay promptly to Participants (or their beneficiaries) the vested balance of their Accounts.  For purposes of the preceding sentence, in the event clause (b) is implemented, the Account balance of all Participants who are in the employ of an Employer at the time the Funding Trustee is directed to pay such balances shall become fully vested and nonforfeitable.  After Participants and their beneficiaries are paid all Plan benefits to which they are entitled, all remaining assets of the Funding Trust attributable to Participants who terminated employment with the Employers prior to termination of the Plan and who were not fully vested in their Accounts under Article 6 at that time shall be returned to the Employers.

10.3        Existing Rights

No amendment or termination of the Plan shall adversely affect the rights of any Participant with respect to amounts that have been credited to his or her Account prior to the date of such amendment or termination.

ARTICLE 11

MISCELLANEOUS

11.1        No Funding

The Plan constitutes a mere promise by the Employers to make payments in accordance with the terms of the Plan and Participants and beneficiaries shall have the status of general unsecured creditors of the Employers.  Nothing in the Plan will be construed to give any employee or any other person rights to any specific assets of an Employer or of any other person.  In all events, it is the intent of the Employers that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.  Subject to the foregoing, EQR shall have the authority to establish and maintain a grantor trust for the purpose of providing benefits under the terms of the Plan.

11.2        Non-assignability

None of the benefits, payments, proceeds or claims of any Participant or beneficiary shall be subject to any claim of any creditor of any Participant or beneficiary and, in particular, the same shall not be subject to attachment or garnishment or other legal process by any creditor of such Participant or beneficiary, nor shall any Participant or beneficiary have any right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments or proceeds which he or she may expect to receive, contingently or otherwise under the Plan.

11.3        Limitation of Participant’s Rights

Nothing contained in the Plan shall confer upon any person a right to be employed or to continue in the employ of an Employer or on the Board of Trustees of EQR, or interfere in any way with the right of an Employer to terminate the employment of a Participant in the Plan at any time, with or without cause.

11.4        Participants Bound

Any action with respect to the Plan taken by the Plan Administrator or the Funding Trustee or any action authorized by or taken at the direction of the Plan Administrator, an Employer or the Funding Trustee shall be conclusive upon all Participants and beneficiaries entitled to benefits under the Plan.

11.5        Receipt and Release

Any payment to any Participant or beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims against the Employers, the

Plan Administrator and the Funding Trustee under the Plan, and the Plan Administrator may require such Participant or beneficiary, as a condition precedent to such payment, to execute a receipt and release to such effect.  If any Participant or beneficiary is determined by the Plan Administrator to be incompetent by reason of physical or mental disability (including minority) to give a valid receipt and release, the Plan Administrator may cause the payment or payments becoming due to such person to be made to another person for his or her benefit without responsibility on the part of the Plan Administrator, the Employers or the Funding Trustee to follow the application of such funds.

11.6        Governing Law

The Plan shall be construed, administered, and governed in all respects under and by the laws of the State of Illinois to the extent not superseded by federal law.  If any provision shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

11.7        Headings and Subheadings

Headings and subheadings in this Plan are inserted for convenience only and are not to be considered in the construction of the provisions hereof.

EXECUTED, on behalf of EQR, this 24th day of April, 2008.

EQUITY RESIDENTIAL

By	/s/ Catherine Carraway